Exhibit 32.1

Certification Of Periodic Financial Report Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Annual Report of First Capital Institutional Real Estate, Ltd.-1 (the “Partnership”) on Form 10-K for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Philip G. Tinkler, as President, Chief Executive Officer, Chief Financial Officer and Treasurer of First Capital Financial, L.L.C., the Managing General Partner of the Partnership, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Philip G. Tinkler
Philip G. Tinkler
President, Chief Executive Officer,
Chief Financial Officer and Treasurer
March 30, 2006